Exhibit 99.1

Echo Therapeutics Announces Pricing of Public Offering of Common Stock

Philadelphia, PA – June 13, 2013 – Echo Therapeutics, Inc. (Nasdaq: ECTE), a company developing its needle-free Symphony® CGM System as a non-invasive, wireless continuous glucose monitoring system, today announced the pricing of a previously announced underwritten public offering of 4,025,000 shares of its common stock, offered at a price to the public of $2.70 per share.  The gross proceeds to Echo from this offering are expected to be $10,867,500 before deducting the underwriting discount and other estimated offering expenses payable by Echo.  Echo Therapeutics has granted the underwriters a 45-day option to purchase up to an aggregate of 603,750 additional shares of its common stock to cover over-allotments, if any.  The offering is expected to close on or about June 19, 2013, subject to customary closing conditions.

Aegis Capital Corp. is acting as the sole book-running manager for the offering.

The offering is being made pursuant to a shelf registration statement that Echo previously filed with the Securities and Exchange Commission (the “SEC”) and which is effective.  A preliminary prospectus supplement and accompanying base prospectus relating to the offering were filed with the SEC on June 7, 2013, and a final prospectus supplement and accompanying base prospectus will be filed with the SEC.  Electronic copies of the preliminary prospectus supplement and, when available, electronic copies of the final prospectus supplement, as well as the accompanying base prospectus, may be obtained by contacting Aegis Capital Corp., Prospectus Department, 810 Seventh Avenue, 18th Floor, New York, NY, 10019, telephone: (212) 813-1010 or email: prospectus@aegiscap.com.  Electronic copies of the final prospectus supplement and accompanying base prospectus will also be available on the SEC’s website located at www.sec.gov.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

About Echo Therapeutics

Echo Therapeutics is developing the Symphony CGM System as a non-invasive, wireless continuous glucose monitoring system.  Our target is patients who could benefit from glucose monitoring in the hospital setting, including critical care.  Significant opportunity also exists for patients with diabetes to use Symphony in the outpatient setting.  Echo is also developing its needle-free skin preparation component of Symphony, the Prelude® SkinPrep System, as a platform technology to enhance drug delivery of topical pharmaceuticals.

Cautionary Statement Regarding Forward Looking Statements

The statements in this press release that are not historical facts may constitute forward-looking statements including, without limitation, the statements regarding Echo Therapeutics’ proposed offering, that are based on current expectations and are subject to risks and uncertainties that could cause actual future results to differ materially from those expressed or implied by such statements. Those risks and uncertainties include, but are not limited to, risks related to general market conditions, risks related to regulatory approvals and the success of Echo's ongoing studies, including the safety and efficacy of Echo's Symphony CGM System, the failure of future development and preliminary marketing efforts related to Echo's Symphony CGM System, Echo's ability to secure additional commercial partnering arrangements, risks and uncertainties relating to Echo's and its partners' ability to develop, market and sell the Symphony CGM System, the availability of substantial additional equity or debt capital to support its research, development and product commercialization activities, and the success of its research, development, regulatory approval, marketing and distribution plans and strategies, including those plans and strategies related to its Symphony CGM System. These and other risks and uncertainties are identified and described in more detail in Echo's filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2012, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Echo undertakes no obligation to publicly update or revise any forward-looking statements.

For More Information:
Christine H. Olimpio
Director, Investor Relations and Corporate Communications
(215) 717-4104

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